Exhibit 99.7

ENVIRONMENTAL SITE ASSESSMENT PHASE I

ARCOTRONICS
Via della Repubblica, 673
VERGATO (BO)

JULY 2007

ECOMAG for BLUE SKYE

ECOMAG Srl
Direzione Generale	Sede Legale
Centro Direzione Colleoni	Viale Vittorio Veneto, 4
Palazzo Cassiopea 3	20124 Milano-Italy
20041 Agrate Brianza Ml - Italy	Capitale Sociale € 10.400,00 i.v.
Tel.+39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. / Reg. Imprese / P. IVA12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs BLUE SKYE S.A.R.L. 26, Rue Philippe II L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:	Environmental site assessment phase 1 of the ARCOTRONICS industrial site located in Vergato (Italy)

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

INDEX

1	EXECUTIVE SUMMARY	3

2	ENVIRONMENTAL ANALYSIS	4

3	DESCRIPTION	13

4	DOCUMENTS	17

5	OBJECTIVES AND LIMITING CONDITIONS	18

6	GENERAL SERVICE CONDITIONS	19

7	CLOSING REMARKS	22

874 – Ecomag for Blue Skye-
July 2007 – Final Report

Project Data

Proj. N.:	874

Prj Manager:	Chiara Faggioni

Site Visit Technicians:	Michelangelo Longo	Ecomag’s party

Site Visit Date:	10th July 2007

Reference person:	Fabio Scagliari	Arcotronics’s party

Building data

Country:	Italy

County:	Emilia Romagna

City:	Vergato

Address:	Via della Repubblica, 673

Main Use:	Capacitors Production

Building typology:	Entire building	Bdg. N.	3

Gross Area (SLP):	16,000	sqm

Owner:	Arcotronics Spa

1   EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	ITALY
TOWN	VERGATO
ADDRESS	VIA DELLA REPUBBLICA, 673

	ADJUSTMENTS		SURE COSTS			POTENTIAL COSTS
	Adjustment typology	Description	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
ENVIRONMENTAL ASSESSMENT PHASE I
Documents tracing

Start the procedure to declare the well (in case the declaration should not be present in consequence of the currently carried on verifications) and submit the application to obtain the authorization to draw groundwater.

є 1.000
WATER	Technical check/ in depth analysis	We point out that, in order to prepare all necessary documents to fulfill authorities’ requirements, it could be necessary to carry out some technical tests on the well.				є 5.000	n.d.
	Physical adjustment/Management activity	When the authorization will be delivered, it will be necessary the pay the fee for the water drawn and for the next drawings.				є 500	є 2.000
AIR EMISSIONS	Technical check/in depth analysis	Carry out the periodical fumes test for the two boiler house (3 boilers).	є 750
SOIL AND SUBSOIL	Physical adjustment/Management activity	We suggest realizing safety basins and covering for raw material and waste stored in the external area, in order to contain eventual leaks from the drums.	є 6.000
	Technical check/in depth analysis	As precautionary measure, we suggest carrying out a soil survey of phase II through boreholes and lab analysis.	є 15.000
MAN MADE VITREOUS FIBERS	Technical check/in depth analysis

We suggest to carry out an environmental site assessment of phase II through sampling and lab analysis, in order to verify the fibres riskiness, in particular in case of extraordinary maintenance activities on them.

є 3.500
ODS	Physical adjustment/Management activity

It is necessary to provide for the refreshing systems booklet. In fact, according to DPR 147/2006, it is necessary to work out a register for each plant containing more than 3Kg of ozone depleting gas, recording the annual test on coolant leaks.

є 2.500

	SURE COSTS			POTENTIAL COSTS
TOTAL AMOUNT	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
	є 28.750	є —	є —	є 5.500	є 2.000

Є

2   ENVIRONMENTAL ANALYSIS

•         WATER: NOT COMPLIANT

Water supply

Water supply for sanitary, industrial (compressor, and cooling) and fire fighting uses is granted through drawing from the city supply system and through an inner well (realized in 1974). About 9,200 mc were consumed last year, according to the annual declaration sent to HERA (water supplier company).

According to the information received during the site visit, the depth of the well corresponds to 10 meters. No documents about the stratigraphy or the technical characteristics of the well are available.

No documents are present about the well existence declaration (“Denuncia del Pozzo”), about the authorization to draw (“Concessione per la derivazione di acque sotterranee”).

On the basis of the information received by Arcotronics, the verification is currently carried on with competent authorities, in order to verify if the well existence declaration (“Denuncia del Pozzo”) is present.

According to the regulation in force (D.Lgs. 152/06, D.Lgs. 275/93 and RD 1775/1933) all the existing wells have to be denounced and the public groundwater drawing for industrial uses is subject to authorization.

According to the Financial Law 2007, the deadline pertinent to the well declaration is extended until December 31st 2007.

Since the well was realized before 1999, a preferential procedure is available: it is enough to send the filled in declaration form and the application to draw groundwater to Emilia Romagna Region.

At the end of the bureaucratic course, the Region will issue the authorization to draw groundwater and will establish the fees to be paid for the already drawn water and for the future drawings.

Adjustments

Start the procedure to declare the well (in case the declaration should not be present in consequence of the currently carried on verifications) and submit the application to obtain the authorization to draw groundwater.

We point out that, in order to prepare all necessary documents to fulfil authorities’ requirements, it could be necessary to carry out some technical tests on the well.

When the authorization will be delivered, it will be necessary to pay the fees for the already drawn water and for the future drawings.

Wastewaters

Produced wastewaters are civil and industrial ones (generated by the washing activities of machines – currently carried out with biodegradable soap). Civil and industrial wastewaters are mixed together before discharging. The building is connected to the public sewer system through one discharging point, located in front of the entry of factory.

The authorization to connect the building to the public wastewaters system is available (n° 92/04 del 5/11/2004), in particular, according to Italian law, the Arcotronics asked the renewal of the authorization with the correct timing.

Wastewaters analyses are periodically carried out; last one was done in January 10th 2007, attesting the observing of law limits for all investigated parameters.

According to information given during the site inspection, no exceeding of law limits have ever occurred.

Adjustments

None

•          AIR EMISSIONS: COMPLIANT

Heating system

One boiler house is present within the site:

Three natural gas boilers grant the heating of the capacitors division buildings:

•                             Boiler n.1 and 2: they were produced in 1998, rated output 1,046 kW

•                             Boiler n.3: it was produced in 1986, rated output 514 kW

Combustion efficiency and fumes tests were carried out in February 17th 2006. Fumes test for the year 2007 have not been carried out yet.

Boiler house

Air emissions

The following air emissions points have been authorized by Provincia di Bologna with authorization n. 83399 in date December 18th 1996:

			Checked		Treatment
Emission	Activity	Length	substance	Limit	system	Authorization
E1+2	Unwrapping department	20 h/day	Dust (zinc and tin)	3 mg/Nm3	Tissue filter	83399/1996
E4	LMN Department	24 h/day	VOC	6 mg/Nm3	//	83399/1996
E16	Spraying IMA + SSS 3471 Department	20 h/day	Dust (zinc and tin)	1 mg/Nm3	Tissue filter	83399/1996
E21	Spraying SSS 347 Department	20 h/day	Dust (zinc and tin)	5 mg/Nm3	Tissue filter	83399/1996
E22	AC Department	24 h/day	VOC	11 mg/Nm3	Tissue filter	83399/1996
E23	Impregnato Department	24 h/day	VOC	27 mg/Nm3	Active Carbons	83399/1996
E24	Spraying SSS 347 Department	20 h/day	Dust (zinc and tin)	5 mg/Nm3	Tissue filter	83399/1996

As prescribed by the authorizations n. 83399/1996, the starting up of the emission point was communicated by Arcotronics to the “Provincia di Bologna” within one year from the authorizations issue.

In date February 9th 2005 and April 11th 2006, Arcotronics disposed the point of emission E21 and E21.

Emissions analyses are regularly carried out and limits are respected.

Dust suction system

Emission points E23 and E22

Adjustments

The compliance judgement is subject to carry out the periodical fumes test for the two boiler houses for the year 2007.

•          SOIL AND SUBSOIL: NOT DEFINIBLE

Past contamination

The area had a mainly industrial use in the past.

During the expansion of the factory (new offices), the old fuel underground tank were excavated and the soil was removed. Upon this excavation the new offices were built.

No documents about the recent surveys are available.

No information are available about the former activities carried out within the site and about the possible use of dangerous substances in the past..

No elements suggesting a possible soil contamination have been identified during the site visit, but on account of the site age and the lack of previous analyses, we can not exclude the presence of soil contamination, possibly limited to the superficial layers.

Underground storage tanks

There are two underground tanks used for storage of castor oil (25 m3 each). Castor oil is vegetable-based oil because it’s made from Castor plant seeds; thus, it naturally biodegrades quickly and comes from a renewable energy resource (plants).

No further storage tanks are present.

Other potential soil contamination sources

Raw materials are mainly consisting of metals (Aluminium, tin, zinc) and metallized films.

Dangerous substances used within the site are mainly consisting of solvents and diluents. The epoxy resins are prepared in a dedicated room with concrete basin. The resins are storages in plastic tanks with safety basin.

Raw materials and wastes are stored in proper spaces both in closed rooms and outside.

We point out that liquid substances stored outside in metal drums, mainly in the wastes area are not systematically provided of safety basins and covering.

Metal drums stored outside

Waste stored outside

Adjustments

We suggest realizing safety basins and covering for raw material and waste stored in the external area, in order to contain eventual leaks from the drums.

As precautionary measure, we suggest carrying out a soil survey of phase II through boreholes and lab analysis.

Further actions could be possible in consequence of the survey results; the evaluation of future actions is not possible at present, as well as the identification of the persons in charge for the incidental soil contamination and subsequent remediation works, if necessary.

•          WASTES: COMPLIANT

Following special and dangerous wastes are produced:

Waste code	Waste typology
060204	Alkaline Solutions
070210	Exhausted absorbent
080409	Adhesive
140602	Methylene chloride
140603	Exhausted solvent

In relation with transport and final receivers, available documents show that wastes are managed in compliance with Italian regulations.

The “physical” management within the site (storage waiting for removal and disposal) should be improved as described in the paragraph about “soil and subsoil”.

Adjustments

None

•          ASBESTOS CONTAINING MATERIALS: COMPLIANT

During the site inspection no asbestos containing materials were not identified.

In February 24th 2007, Arcotronics provided to remove and dispose a wall in concrete asbestos in production areas. The document about this intervention are available. The site managed the entire process according to Italian law.

According to the information received no other asbestos containing materials are present in the site.

Adjustments

None

•          MAN MADE VITREOUS FIBRES: NOT DEFINABLE

During the site inspection the following materials, containing man made vitreous fibres, which could be dangerous (breathable), according to Italian regulations CM. n. 4 of March 15th 2000 were identified:

•                            Insulation of hot water pipelines present within the boiler house. The material, installed in the nineties, is confined by a metal covering.

•                            False ceiling panels present in the office and canteen;

At present there are not currently regulations prescribing how man made vitreous fibres should be treated. In accordance with the D.M. of 1 September 1998 and the D.M. of 2 February 1999, the fibres are classified as carcinogenic materials of second or third class, according to the alkaline and alkaline-earth oxide content.

The risk sentences to be applied are the following:

•                            “R38 – irritant for the skin”;

•                            “R40 – it could have irreversible effects”.

For this reason, in the case of direct work on this materials (for example, maintenance work on the false-ceiling panels) the Circ. Min. n. 4 of 15/03/2000 recommends:

•                            avoiding exposition and obtaining special instruction before use;

•                            using protective equipment and gloves.

Insulating pipelines

False ceiling panels

Adjustments

Italian regulations do not provide for any actions on man made vitreous fibres, even on those ones defined as dangerous according to CM n. 4 of March 15th 2000.

We suggest to carry out an environmental site assessment of phase II through sampling and lab analysis, in order to verify the fibres riskiness, in particular in case of extraordinary maintenance activities on them.

•          PBC/PCT CONTAINING EQUIPMENTS: COMPLIANT

No PCB containing equipments are present. In fact, installed transformers are insulated in epoxy resin.

According to the information given during the site inspection, no PCB containing oil has ever been used within the production cycle. No diathermic oil is used at present.

Transformers voltage

Adjustments

None

•          OZONE DEPLETING SUBSTANCES: COMPLIANT

According to the information received, the following cooling systems containing refrigerant gas R22, ozone depleting substances, are present in the site:

•                            3 cooling systems on roof of offices (4,9 Kg each).

•                            1 split used by the air compressors room.

Cooling system

Adjustments

It is necessary to provide for the refreshing systems booklet. In fact, according to DPR 147/2006, it is necessary to work out a register for each plant containing more than 3Kg of ozone depleting gas, recording the annual test on coolant leaks. The compliance is subject to draw up the refreshing systems booklet and to carry out a periodical control of gas leakages.

We point out that the use of the gas R22 is currently permitted until 2015. It is not possible to evaluate today the cost of the gas disposal and replace in 8 years.

•          NOISE EMISSIONS: COMPLIANT

According to the Municipal Ordinance n° 104 (prot. N° 16.680, January 10th 2005), Arcotronics provided some corrective actions to avoid the noise emission caused by production system.

At the same time Arcotronics provided to reduce the impact of noise emission of the other potentially points (cool tower).

In March 10th 2005 a new acoustic survey was carried out, after realizing the acoustic interventions.

Arcotronics communicate to the legal authority the end of work and his measures. The results of the measures show that the acoustic interventions reduced but not eliminated completely the law limits exceeding.

No complaints by neighbours are known at present and no new municipal ordinances have been ever sent after the described interventions.

On account of that and of the periodical substitution of the plants or portion of plants, we don’t think it is necessary to realize new soundproof interventions.

Sound adsorbent panel

Adjustments

None

3 DESCRIPTION

3.1 Zoning

The most evident characteristics of the middle Apennine region between Bologna and Modena are the result of a rich nature and a still uncontaminated environment, where entropic phenomena have not been too invasive and where flora and fauna find their ideal habitat. It is not by chance that, on this territory, one can find three Regional Parks: Sassi di Roccamalatina in Guiglia, the historic park, Monte Sole, in Marzabotto, and Abbazia di Monteveglio in Monteveglio which, in all, cover a surface area of 8.300 acres. These protected areas safeguard environmental biodiversity and enhance the rich historic-cultural patrimony of these regions, carrying out an important role with regards to environmental education and a correct fruition of the territory.

Aside from the three rivers, Setta, Reno (Bologna), and Panaro (Modena), which trace the territorial topography, these regions are rich with waters, from lesser brooks and paths of water. Numerous are the natural springs, such as those of Cereglio and Tolè (Vergato), and Maserno (Montese), where excellent mineral water is bottled. Worth mentioning are also the falls, such as those of San Cristofo a Labante (Castel d’Aiano), of Striscialacqua in Maserno, and the gorge of Gea (Montese). Among the stones and rocks, one must mention the sandy peaks of the Sassi di Roccamalatina, result of the same erosive phenomena that created the Dito di Samone and the Sasso di Sant’Andrea in Montecorone, or such as the Sassi dei Carli (or Cinghio dei diamanti - Belt of Diamonds) in Caselluccio di Montese. Numerous are also the grottos and caves, from the grotto of San Cristoforo a Labante, characterized by a particular travertine form, to the Grotta delle Spugne (Grotto of the Sponges) and the grottos in Soprasasso of Riola (Vergato). As mentioned, this territory is often characterized by morphologies leading to phenomena of Karst formations, therefore, it is not rare if one finds caves, pits, and dolines in the area. Instead, on a morphologic level, and of equal importance, are the spectacular eroded furrow formations found in the park of Monte Sole.

Zoning:

3.2 Site description

The subject property is located in the municipality of Vergato, in the South-Western zone, intended for handicraft-industrial use, in the zone there are also buildings intended for residential and commercial use.

Vergato has a total population of 7,000 inhabitants, it is located about 42 Km on South of Bologna, along the state road n°64 Porrettana, connecting Bologna and Pistoia.

The city is served by the railway line Bologna - Pistoia, the nearest airport is in Bologna, locate about 40 km away from the town. Moreover there are public bus transport lines connecting the town with the smaller towns and with Bologna.

Vergato is located in a hilly zone: the altitude goes from 154 to 883 metres, it is mainly located along Porrettana road and in the surrounding flat lands, where there are most of the handicraft activities, the residential zone is mainly located on the hills surrounding the town.

The subject property is bounded by the state road Porrettana and the railway line. In the past this zone, where the subject building is located, was considered periphery, at present it is included in the town area, also a shopping centre was constructed in this area.

The subject property consists of an industrial real estate complex (3 buildings and a parking area).

Building n. 1 = it presents rectangular shaped plan, the load bearing structure is made of prefabricated reinforced concrete, there is an industrial shed-roofing, the building is partly intended for production and storage use and partly for office use. The internal partition walls are mobile walls made of aluminium and glass or brick-walls in the dressing room. The internal layout is regular and logic and the state of use and maintenance is sufficient in the production area and good in the office area (the building typology is more recent, there are paving and false ceiling in good state of use and maintenance).

Building n. 2 = it is a building made of metal with partition walls made of corrugated sheet iron, it is intended for canteen use. The building present a rectangular plan, it hosts the canteen, the kitchen, the dressing rooms and the toilets. Building 1 and building 2 are connected with a roofing.

Building n. 3 = it is a building intended for storage use, it consists of a metal structure coated with a plastic length intended for storage use.

The outdoor area consists of an asphalted square, it is characterized by the presence of two different zone both intended for parking use. The Southern zone has direct access on the State Road Porrettana (via delta Repubblica), and hosts 60 parking lots, the Northern zone has access on a secondary road parallel to via della Repubblica and hosts about 105 parking lots.

The entire area is fenced by a wall and metal wire netting.

3.3 Site history

No information is available on previous use destination.

The first building permit dates back to 1978 and was headed to Plessey, which produced capacitors as well. After that, other two smaller buildings were constructed. The production has always interested capacitors.

4         DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	Vergato	DISTR.	BO
ADRESS	Via della Repubblica, 673

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
18/12/1996	Authorization	Air emission authorization n. 83399/1996	—	Issued by “Provincia di Bologna -Assessorato Ambiente”

06/10/2007	Authorization	Authorization request, water discharging	—	—

24/04/2007	Booklet	Air emissions booklet(Productions process)	—	Periodical monitoring of the emission points

17/02/2006	Booklet	Air emissions booklet(Heating system)	—	Periodical monitoring of the emission points

12/06/2007	Fee	Water fee	—	Issued by “Gruppo HERNA”

31/04/2007	Declaration	MUD - Modello Unico di Dichiarazione Single Declaration Form	—	Declaration about wastes produced in 2006

10/07/2006	Plan	Site Plan	—	—

15/09/2003	Tecnical report	Chemical Risk assessment	—	—

5          OBJECTIVES AND LIMITING CONDITIONS

5.1                               Objectives of the analysis

Phase I Environmental Due Diligence: inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer;

•                            Presence of noise emissions

5.2                               Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out.

The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6         GENERAL SERVICE CONDITIONS

6.1      Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2      Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client. Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3      Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4      Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5      Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)                            It is now or later becomes available to the public;

ii)                         At the time of disclosure to ECOMAG, the information was already in its possession;

iii)                      The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6      Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7      Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8      Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9      Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10    Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11    Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12    Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13    Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14    Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7          CLOSING REMARKS

The present work was performed by ECOMAG staff:

•                            Mr Ermanno Pievani

•                            Mrs Chiara Faggioni

•                            Mrs Claudia Soravia

•                            Mr Paolo Foi

•                            Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards;

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermano Pievani Technical Manager	Chiara Faggioni Engagement Manager